UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

3/28/2025
Date of Report (date of earliest event reported)
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APi Group Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39275 (Commission File Number)	98-1510303 (I.R.S. Employer Identification Number)
1100 Old Highway 8 NW New Brighton, MN 55112
(Address of principal executive offices and zip code)
(651) 636-4320
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) & (e)
On November 22, 2024, APi Group Corporation (the “Company”) announced that G. David Jackola was appointed to serve as Interim Chief Financial Officer. On and effective as of March 28, 2025, the Board of Directors of the Company approved the appointment of Mr. Jackola as the Company’s Executive Vice President and Chief Financial Officer.
Mr. Jackola, 45, has served as Interim Chief Financial Officer from December 2024 to March 2025 and prior to that, he served as the Chief Financial Officer and Vice President of Transformation at APi International since November 2022. Prior to his role as Interim Chief Financial Officer, he held the position of Vice President, Controller and Chief Accounting Officer at the Company from March 2022 to November 2022, and as Vice President, Corporate Planning and Analysis since joining the Company in October 2021. Prior to joining the Company, Mr. Jackola was the Vice President of Finance of James Hardie Building Products where he served as head of finance for the North American business. Prior to that, Mr. Jackola was Vice President of Finance – Europe for Ecolab and also held other roles of significant responsibility within Ecolab since joining in July 2008. Mr. Jackola received his bachelor’s degree in Economics from Carleton College and his Master of Business Administration in Finance from the University of Chicago Booth School of Business.
In connection with Mr. Jackola’s appointment, on March 28, 2025, the Company entered into an offer letter (the “Offer Letter”) with respect to his employment as Executive Vice President and Chief Financial Officer. Pursuant to the Offer Letter, Mr. Jackola will be entitled to (i) an annual base salary of $725,000, (ii) an annual short-term cash incentive with a target of 100% of his base salary, (iii) an annual long-term equity incentive award having a grant date value of 250% of his base salary, (iv) a supplemental 2024 long-term equity incentive award under the Company's 2019 Equity Incentive Plan, granted on March 28, 2025, with an aggregate value of $1,562,500, comprised of (a) restricted stock units with a grant value of $625,000 which will vest in three equal tranches annually on March 1, 2026, March 1, 2027, and March 1, 2028 (or immediately upon death or disability) and (b) performance-based restricted stock units with a grant date value of $937,500 that will vest in early 2028 based on certain performance criteria over the 2025-2027 performance period, and (v) participate in the Company’s employee benefits plans. In addition, Mr. Jackola will be eligible to participate in the Company’s Executive Officer Severance Policy as an “Eligible Employee.”
The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
There is no arrangement or understanding between Mr. Jackola and any other person pursuant to which Mr. Jackola has been appointed as the Executive Vice President and Chief Financial Officer. There are no family relationships between Mr. Jackola and any of the Company’s directors and executive officers, and Mr. Jackola is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On March 31, 2025, the Company announced that Mr. Jackola has been appointed to serve as the Company’s Executive Vice President and Chief Financial Officer, effective March 28, 2025. A copy of the press release announcing the appointment of Mr. Jackola as Executive Vice President and Chief Financial Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated March 28, 2025 between APi Group Corporation and G. David Jackola
99.1	Press Release dated March 31, 2025 of APi Group Corporation
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APi Group Corporation

Date: March 31, 2025	By:	/s/ Louis B. Lambert
	Name:	Louis B. Lambert
	Title:	Senior Vice President, General Counsel and Secretary